Exhibit 99.2
SUPPLEMENTAL FINANCIAL INFORMATION: FIRST QUARTER 2011 Partnering with Healthcare Systems and Physicians

Contact Us Healthcare Trust of America, Inc. 16435 North Scottsdale Road, Suite 320 Scottsdale, AZ 85254 Telephone: (480) 998-3478 Fax: (480) 991-0755 Email: info@htareit.com Website: www.htareit.com SUPPLEMENTAL FINANCIAL INFORMATION: FIRST QUARTER 2011

Table of Contents CORPORATE   3 | Senior Management, Board of Directors and Other Information 4 | HTA Corporate Profile 6 | Healthcare Sector Strengths & Fundamentals 7 | Featured Key Market — Arizona 8 | Featured Key Market — South Carolina 9 | Featured Key Market — Texas 10 | Achievements as a Self-Managed REIT 11 | HTA Overview as of March 31, 2011   INVESTMENT   12 | HTA Acquisition Timeline 13 | Gross Investment Activity   FINANCIAL   14 | Condensed Consolidated Statements of Operations 15 | Condensed Consolidated Balance Sheets 16 | Consolidated Funds from Operations, Modified Funds from Operations, Normalized Funds from Operations and Adjusted Funds from Operations 17 | Reconciliation of Net Income to Net Operating Income, EBITDA and Debt Ratios 18 | Covenant Requirements 19 | Schedule of Consolidated Debt   PORTFOLIO   20 | Portfolio Summary 23 | Medical Office Building Summary 24 | Healthcare System Relationships and Quality Tenants 25 | Glossary / Definitions SUPPLEMENTAL FINANCIAL INFORMATION: FIRST QUARTER 2011

3

Company Information

Senior Management

Scott D. Peters
Chairman, Chief Executive Officer,
& President

Kellie S. Pruitt
Chief Financial Officer,
Secretary and Treasurer

Mark D. Engstrom
Executive Vice President
Acquisitions

Amanda L. Houghton, CFA
Senior Vice President
Asset Management & Finance

Katherine E. Black, CPA
Controller and
Assistant Secretary

Sean D. Leahy
Vice President
Regional Asset Management

Dawna H. Powell
Vice President
Regional Asset Management

Brendan R. Magee
Vice President
Regional Asset Management

Board of Directors

Scott D. Peters
Chairman, Chief Executive Officer,
& President

W. Brad Blair, II
Director and Chairman of
Investment Committee

Maurice J. DeWald
Director and Chairman of
Audit Committee

Warren D. Fix
Director and Chairman of
Nominating and Corporate
Governance Committee

Larry L. Mathis
Director and Chairman of
Risk Management Committee

Gary T. Wescombe
Director and Chairman of
Compensation Committee

Other Information

Corporate Headquarters
16435 North Scottsdale Road, Suite 320
Scottsdale, AZ 85254
(480) 998-3478

Midwest Regional Office
201 N. Pennsylvania Parkway, Suite 201
Indianapolis, IN 46280

Southeast Regional Office
3690 Bohicket Rd., Suite 2-D
Johns Island, SC 29455

Forward-Looking Statements

This supplemental information contains certain forward-looking statements with respect to HTA. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management's intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of recent healthcare legislation; uncertainties regarding changes in the healthcare industry; the uncertainties relating to the implementation of HTA's real estate investment strategy; and other risk factors as outlined in HTA's periodic reports, as filed with the Securities and Exchange Commission.

HTA
Healthcare Trust of America, Inc.

SUPPLEMENTAL FINANCIAL INFORMATION: FIRST QUARTER 2011

HTA Corporate Profile Data as of: March 31, 2011 Investment Concentration: Distribution Rate: 7.25%        Top 5 Tenants (based on gross GLA) 18% Gross Real Estate Assets:   $2.30 billion        Top 5 States (based on gross GLA) 52% Gross Leasable Area:   11,107,000 square feet     Weighted Average Shares             Outstanding (basic and diluted):   215 million     Healthcare Trust of America, Inc., or HTA, was incorporated on April 20, 2006. HTA is a fully integrated, self-administered, and self-managed real estate investment trust, or REIT. HTA’s internal management team employs a hands-on approach to its operations. HTA has over 50 employees focused on acquiring, owning and operating high-quality medical office buildings that are predominantly located on the campuses of nationally recognized healthcare systems in U.S. major metropolitan areas. HTA is a full-service real estate company with acquisitions and asset management services performed in-house, with certain monitored services provided by third parties at market rates. Since its formation in 2006, HTA has made 78 portfolio acquisitions valued at $2.3 billion based on purchase price, which includes 242 buildings and two other real estate-related assets. HTA’s portfolio totals 11.1 million square feet and includes 218 medical office buildings, ten hospitals, nine skilled nursing and assisted living facilities and five healthcare-related office buildings located in 25 states. Partnering with Healthcare Systems & Physicians. Through management’s experience and our portfolio acquisitions, we have developed extensive long-term relationships with healthcare systems, physician groups, developers, lenders, brokers and other real estate professionals. In 2010, over 50% of our acquisitions were identified and made available to us through off-market sources where there was no formal sales process. We believe these strong relationships with our hospital systems and physician tenants drive incremental demand for our medical office building (“MOB”) space, increased tenant retention rates and provide us with further investment opportunities. Portfolio Fundamentals. Our portfolio of 11.1 million square feet of gross leasable area (GLA) is focused on strategically located on-campus medical office buildings in locations with high barriers to entry. Our existing lease fundamentals provide for stable in-place revenue and rent growth. With approximately 91% occupancy and minimal near-term rollover, our portfolio allows for a good balance of growth through increased occupancy and stability with existing tenant base. Ninety-four percent of our portfolio is strategically located on-campus, aligned with or adjacent to recognized healthcare systems, situated in locations with high barriers to entry. By acquiring high quality buildings with stabilized occupancy in key strategically located on-campus locations associated with dominant healthcare systems, we are able to enter into stable leases that generate attractive annual rental revenue. SUPPLEMENTAL FINANCIAL INFORMATION: FIRST QUARTER 2011

HTA Corporate Profile, continued Diversification and Concentration. Our portfolio is geographically diverse, with properties in 25 states. We have strategically purchased properties in Texas, Arizona, South Carolina, Indiana, Georgia, New York and Florida. We believe that demographic trends, including an aging population, an increase in echo boomers moving to these regions for jobs, the decentralization and specialization of healthcare services, and high state healthcare spending forecasts will continue to fuel sustainable growth in these markets. No one state accounts for more than 12% of total portfolio GLA and no one state accounts for more than 16% of trailing twelve month revenues (TTM). Balance Sheet Flexibility. Our conservative and low-leveraged balance sheet with modest intermediate debt maturities provides a strong degree of financial flexibility to grow the company with new acquisitions. We have a strong cash position and as of May 2011, an unused $575 million unsecured credit facility. We recently received an investment grade rating from Moody’s and Standard & Poor’s which we believe will enhance our ability to access the public debt markets and achieve favorable pricing. Based on the current covenant requirements of our unsecured credit facility, and assuming that we utilize all of our cash, fully access our unsecured credit facility, and enter into new debt facilities on additional asset purchases, we have the borrowing capacity with increased leverage (see chart below) to acquire over $1 billion of medical office buildings and healthcare-related facilities. 1 Consistent with leverage ratios defined pursuant to our unsecured line of credit agreement. Enterprise Strength and Execution. Growth opportunities are generated by our prudent and disciplined acquisition capability, focused asset management, high-quality and stable existing tenant base, and our experienced executive officers and senior management team. We have a proven track record of acquiring properties off-market at accretive cap rates. Our hands-on asset management, leasing and property management philosophy focuses on defined internal growth through increased rental rates and maximizing the occupancy of our properties. For more information about HTA please visit our website at www.htareit.com SUPPLEMENTAL FINANCIAL INFORMATION: FIRST QUARTER 2011

Healthcare Sector Strengths & Fundamentals Healthcare is one of the fastest growing segments of the US economy, driven by a continually expanding population and growth in the utilization of medical care as the baby boomer generation approaches retirement age. Advancements in medical technology and specialization have allowed physicians to perform lower cost procedures that have traditionally been performed in hospitals with limited space. As demand for medical services increases, physicians are moving into medical office facilities that are better suited to the needs of the profession and a shifting consumer preference for outpatient services. Medical office buildings provide stable, long-term growth within this market, and do not experience as much volatility as other healthcare asset classes during turbulent times. Impact of Healthcare Bill. While the full impact of the healthcare bill will not be realized in the near term, RCG’s research suggests the increased demand for healthcare facilities will grow profitability for healthcare REITs over time. The Congressional Budget Office estimates that an additional 32 million Americans will have insurance coverage in 2016 as a result of the reform. Proponents of healthcare reform emphasize the importance of preventative care, which should increase the number of medical office visits. Favorable MOB Fundamentals. •  Demand for healthcare in the United States has been steadily increasing, driven by a growing population with longer life expectancies, increased healthcare costs, and a rising number of annual physician office visits per person. Hospital systems have been facing limitations on expansions and, as a result, more procedures are being performed in outpatient facilities. An increased use of preventative care and specialized medicine also contributes to this trend. Construction of MOBs has been relatively constrained with little developable land and high cost barriers to development. This limited amount of new construction will limit tenants’ relocation options, focusing occupancy demand on existing properties and driving accelerated rent growth. Strong rent growth is forecasted as market conditions tighten due to limited development, a decline in vacancy rates, growth in healthcare employment, a larger number of baby boomers entering retirement, and echo boomers beginning to start new families. Beginning in 2013, rent growth for medical office buildings is expected to outpace rent growth for traditional office properties as healthcare employment increases at a faster pace than traditional office-using industries. Note: Unless otherwise specified, the information included above was derived from a report prepared exclusively for HTA by Rosen Consulting Group (RCG) and may not be duplicated, disseminated, or used for any other purposes. SUPPLEMENTAL FINANCIAL INFORMATION: FIRST QUARTER 2011

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Featured Key Market – Arizona

Arizona at a glance

- Phoenix is the sixth largest city in the US according to the US Census Bureau.
- Arizona was ranked #1 in the country for its workforce by CNBC.com based on the education level of its workforce and its number of available workers.
- Arizona has a current estimated population of 6.4 million and is the 14th most populous state in the US.



Estrella Medical Center, Phoenix AZ
Acquired December, 2010

Arizona Portfolio

Our Arizona portfolio currently includes 36 buildings located in the greater Phoenix metro area and Tucson. Our portfolio is comprised of approximately 1.2 million square feet of GLA with a total investment of $233,070,000 based on purchase price. Our presence in the Arizona market dates back to 2007, the year in which we began acquiring assets. The largest tenant in our Arizona portfolio, Banner Health (Fitch AA-) occupies approximately 16% of our total Arizona portfolio. Our entire Arizona portfolio is strategically located on-campus or aligned with recognized healthcare systems, situated in locations with high barriers to entry.

Arizona Market

With a warm climate, low cost of living, and existing senior-friendly infrastructure, Arizona's reputation as a retirement destination is unlikely to change. As a result, the number of Arizona residents aged 65 years and over is projected to increase by more than 1.4 million, or 157%, during the next 20 years. This rapid growth of the elderly population, whose utilization of and spending on healthcare services outpaces every other age group, will drive the need for medical office space in Arizona through the long term.


Arizona Healthcare Spending
Billions
Annual Growth
$30
$25
$20
$15
$10
$5
$0
20%
18%
16%
14%
12%
10%
8%
6%
4%
2%
0%
1980 1982 1984 1986 1988 1990 1992 1994 1996 1998 2000 2002 2004
Total Healthcare Spending (left-axis)
Annual Growth (right-axis)
Source: U.S. Centers for Medicare & Medicaid Services

In Arizona, the number of outpatient visits per person per year increased to 1.2 in 2008 from a recent low of 0.9 in 2004. A higher number of visits per person coupled with a rising population compounded the growth in demand for physician services in Arizona, leading to higher demand for medical office space. With more people using medical services more often, the amount of spending on healthcare in Arizona increased accordingly. Even during the most recent recession, the healthcare industry continued to expand in Arizona. Rapid growth in the demand for medical services should continue to spur hiring in the Arizona healthcare industry, particularly in physician offices, which should drive demand for medical office space.

Arizona in the News

- June 17, 2011, The Phoenix Business Journal reported that Phoenix-area hospitals are looking to hire 4,000 positions.
- July 11, 2011, Forbes ranked Phoenix as the ninth city best positioned to grow and prosper in the coming decade.

HTA Healthcare Trust of America, Inc.

Note: Unless otherwise specified, the information included above was derived from a report prepared exclusively for HTA by Rosen Consulting Group (RCG) and may not be duplicated, disseminated, or used for any other purposes.

SUPPLEMENTAL FINANCIAL INFORMATION: FIRST QUARTER 2011

Featured Key Market — South Carolina South Carolina at a glance South Carolina was ranked #14 in the country for its low cost of doing business, according to CNBC.com in its 2011 America’s Top States for Business report. Baby boomers made up the largest share of the total population of South Carolina at 25.1% in 2010, driving an increase in the demand for medical services (RCG). According to Forbes, South Carolina was 8th in the country for its favorable regulatory climate and government integrity. Greenville Hospital Medical Office Portfolio: Patewood Campus, Greenville, SC Acquired September 2009 South Carolina Portfolio Our South Carolina portfolio currently includes 22 buildings comprised of approximately 1.1 million square feet of GLA with a total investment of $210,151,000 based on purchase price. With locations in Greenville, Charleston, Hilton Head, Mt. Pleasant, and Spartanburg, HTA entered the South Carolina market in September 2009. At the end of the first quarter 2011, our South Carolina portfolio had an overall occupancy of approximately 97%. Approximately 78% of our South Carolina assets (based on GLA) are located in Greenville, the second largest city by urban population in state. These assets are leased to Greenville Hospital System (Fitch AA- and Moody’s A1), one of the largest employers in the region and the dominant provider of healthcare services in South Carolina with approximately 70% of the market share in Greenville. South Carolina Market South Carolina’s total population grew at a relatively strong pace over the last decade. From 2000 to 2010, 613,000 additional residents were added to the population, representing a 15.3% growth. The Census forecasts that the total population of South Carolina will exceed 5 million residents by 2020. The 65 and older demographic will see the largest increase of any age group, increasing by 43.0%, or 261,000 people, over the next decade. As the elderly utilize medical services more than any other demographic, their growth will fuel the need for more physicians and medical office space. Rosen Consulting Group believes that the projected demographic growth in South Carolina, which is estimated to be strongest among the elderly, will cause demand for medical services to accelerate. From 2000 to 2010, South Carolina healthcare employment has increased by a cumulative 38.8% while total employment decreased 2.6%. With utilization habits increasing across all demographic groups, this will further drive demand for medical services and the increased number of physicians and medical office facilities needed to provide the necessary care. Note: Unless otherwise specified, the information included above was derived from a report prepared exclusively for HTA by
Rosen Consulting Group (RCG) and may not be duplicated, disseminated, or used for any other purposes. SUPPLEMENTAL FINANCIAL INFORMATION: FIRST QUARTER 2011

9

Featured Key Market – Texas

Texas at a glance

- The Texas economy is the 15th largest in the world, according to government figures.
- With a current estimated population of 22.8 million, Texas is the second most populous state in the US.
- The Lone Star State is home to 64 Fortune 500 companies, and in 2011, CNBC.com ranked Texas #2 in America's Top States for Business.
- For the seventh year in a row, CEOs ranked Texas as the No. 1 state in which to do business in May 2011, according to Chief Executive magazine and ChiefExecutive.net.



7900 Fannin, Houston, TX
Acquired June 2010

Texas Portfolio

We began investing in the Texas market in 2007 and today we own 26 buildings in 7 different cities. Texas was recently ranked #2 in CNBC's 2011 Top States for Business because of its infrastructure, access to capital, low cost of living, technology and innovation. The majority of our Texas portfolio (80% based on GLA) is located in and around the cities of Houston and Dallas/ Ft. Worth. With total gross leasable area of approximately 1.2 million, our Texas portfolio makes up 11.7% of our total portfolio and has an overall occupancy of approximately 97%. Our largest tenant in Texas, Kindred Healthcare (Moody's B1), is one of the nation's premier providers of rehabilitation and post-acute healthcare services and occupies approximately 21% of our Texas portfolio, based on GLA. Approximately 97% of our Texas portfolio is strategically located on-campus or aligned with recognized healthcare systems, situated in locations with high barriers to entry.

Texas Market

The Texas population has been growing at a rapid pace for decades, a trend that is expected to continue in the future. As the state's large number of baby boomers reaches retirement age and echo boomers migrate to the region for jobs, RCG believes that the combination should drive a sharp increase in the need for healthcare services, employment and medical office space in Texas. Driven by the combination of a fast growing population, increased utilization and rising healthcare costs, both healthcare spending and healthcare employment have grown rapidly in recent years.


Texas Healthcare Spending
Billions
Annual Growth
$120
$100
$80
$60
$40
$20
$0
25%
20%
15%
10%
5%
0%
1980 1982 1984 1986 1988 1990 1992 1994 1996 1998 2000 2002 2004
Total Healthcare Spending (left-axis)
Annual Growth (right-axis)
Source: U.S. Centers for Medicare & Medicaid Services

The total amount of healthcare spending in Texas increased by 104% from 1994 to 2004 to more than $105 billion, according to the latest data available. Growth in the healthcare sector outpaced total employment growth in the past decade, expanding by a cumulative 40.4% from 2000 to 2010 as compared with a 9.3% increase in Texas total employment. With demographic growth and higher healthcare utilization projected to drive demand for medical services going forward, Rosen Consulting Group expects this trend to accelerate going forward, resulting in an increased need for Texas medical office space.

Note: Unless otherwise specified, the information included above was derived from a report prepared exclusively for HTA by Rosen Consulting Group (RCG) and may not be duplicated, disseminated, or used for any other purposes.

HTA Healthcare Trust of America, Inc.

SUPPLEMENTAL FINANCIAL INFORMATION: FIRST QUARTER 2011

10

Achievements as a Self-Managed REIT


November 2008 – Transitioned to self-management. Reduction in fees.
12/31/2008 YTD Equity Raise = $526,352,000
2008
January 2009 – Established corporate offices in Scottsdale, AZ.
July 2009 – Transitioned asset management, accounting and treasury functions in-house.
August 2009 – Healthcare Trust of America established (name change).
August 2009 – Transitioned all transfer agent and shareholder services to DST Systems.
September 2009 – Third-party property management services commenced on multi-tenant buildings.
2009
12/31/2009 YTD Equity Raise = $630,689,000
March 2010 – Closed initial offering, launched follow-on offering of $2.2 billion. Realty Capital Securities utilized as HTA's 3rd party dealer manager.
2010
October 2010 – Bought out limited partner interest of former advisor.
12/31/2010 YTD Equity Raise = $611,509,000
November 2010 – Entered into $275 million unsecured credit facility led by JP Morgan, Wells Fargo, and Deutsche Bank.
December 2010 – Stockholders approved an 18-month phased-in liquidity program based upon a listing.
February 2011 – Closed $2.2 billion follow-on offering.
2011
March 2011 – HTA reached $2.3bn in real estate assets.
3/31/2011 YTD Equity Raise = $215,649,000
May 2011 – Increased unsecured credit facility to $575 million. Lenders include JP Morgan, Wells Fargo, Deutsche Bank, US Bank, Fifth Third Bank, Capital One Bank, Regions, Compass, Bank of Nova Scotia, Union Bank, and Sumitomo Mitsui Banking Corporation.
July 2011 – Achieved investment grade rating from Moody's and Standard & Poor's.
Operational events
Events related to our equity offering
Financial events

HTA Healthcare Trust of America, Inc.
SUPPLEMENTAL FINANCIAL INFORMATION: FIRST QUARTER 2011

11 HTA Overview as of March 31, 2011 Gross real estate assets ($bn) $2.30 Total invested real estate related assets ($bn) $1.87 Total real estate related portfolios / buildings 78 / 242 Total GLA 11.1mm Total debt to invested real estate related asset ratio 39.0% Financial leverage (based on gross real estate assets) 31.6% Debt/LTM EBITDA 5.5x Weighted average fixed interest rate on portfolio 6.02% Weighted average variable interest rate on portfolio 2.42% Cash on hand ($mm) $207.4 QTD Total revenues ($mm) $70.1 QTD NOI ($mm) $47.0 QTD EBITDA ($mm) $38.7 QTD Funds from operations (FFO) ($mm) $28.8 QTD Modified funds from operations (MFFO) ($mm) $29.9 QTD Normalized funds from operations (Normalized FFO) ($mm) $28.1 QTD Adjusted funds from operations (AFFO) ($mm) $21.7 Total equity raised since inception ($bn) $2.2 Distribution rate on $10/share 7.25% Average remaining lease term for all buildings (years) 6.9 Average remaining lease term for single-tenant buildings (years) (34.5% of total portfolio GLA) 8.7 Average remaining lease term for multi-tenant buildings (years) (65.5% of total portfolio GLA) 5.7 Weighted average age of properties based on GLA (years) 17 Occupancy 91% Investment Grade Tenants (based on leased GLA) 36% March 2011 On v. Off Campus Single v. Multi-Tenant GLA Based on GLA Total Portfolio 6% On-Campus / Health System Single Aligned 34.5% Off-Campus / Multi 94% Not Aligned 65.5% SUPPLEMENTAL FINANCIAL INFORMATION: FIRST QUARTER 2011

12

HTA Acquisition Timeline

December 2008 – HTA reached $966mm in gross real estate assets.

2008

12/31/2008 YTD Acquisitions (based on purchase price) = $557,976,000

February & May 2009 – Acquired two medical office buildings from Aurora Health Care for $74.4mm, adding 315,000 square feet to our Wisconsin portfolio. Aurora Health Care's current market share is above 50% in Wisconsin and continues to grow.

September 2009 – Completed the acquisition of a 16-building portfolio in Greenville, South Carolina with 865,000 square feet of GLA for $162.8mm. Greenville Hospital System has approximately 70% of the market share in Greenville. Approximately 92% of the portfolio is located on or adjacent to one of four hospital campuses.

December 2009 – Entered the Phoenix market with a $107.0mm acquisition of a 17 building medical office portfolio. These properties were developed in connection with the Banner Boswell and Banner Del E. Webb hospitals. Banner Health is the largest hospital system in metro Phoenix, with a 55% market share. (Off-market transaction).

2009

12/31/2009 YTD Acquisitions (based on purchase price) = $493,895,000

March 2010 – Acquired a 5-building medical office portfolio in Southern Indiana comprised of 260,500 square feet from Deaconess Health System, Inc., $45.3mm. Deaconess Health System, Inc. is the largest health system in Southern Indiana.

April & October 2010 – Completed acquisition of two medical office buildings located in Pittsburgh, PA, for $79.5mm. Both buildings are located within one mile of the flagship hospital in the West Penn Allegheny Health System ("WPAHS"). WPAHS accounts for more than 25% of the patient market share in Pittsburgh. (Off-market transaction).

June 2010 – Acquired a Class A medical office building in Houston, Texas, comprised of 176,000 square feet for $38.1mm. The building is adjacent to The Woman's Hospital of Texas, an HCA-affiliated hospital within the Texas Medical Center, the largest medical center in the world.

September & November 2010 – Completed an $83.4mm acquisition of 5 Class A on-campus MOBs. Located in Arizona, Florida, New York, Missouri and Nevada, the portfolio is comprised of 307,000 square feet of GLA. (Off-market transaction).

December 2010 – Completed a $102.0mm acquisition from Select Medical Corporation, one of the largest public operators of specialty hospitals and rehabilitation clinics in the US. The portfolio includes 4 long-term acute care hospitals, comprised of 218,000 square feet and located in Georgia, Texas, and Florida.

2010

12/31/2010 YTD Acquisitions (based on purchase price) = $806,048,000

December 2010 & February 2011 – Acquired 9 medical office buildings in Florida, New York and Massachusetts for $196.6mm. Comprised of 961,000 square feet of GLA, the portfolio is 98% leased and includes strategically located properties based upon hospital and cross-referral tenant relationships. (Off-market transaction).

2011

March 2011 – HTA reached $2.3bn in gross real estate assets

HTA
Healthcare Trust of America, Inc.

SUPPLEMENTAL FINANCIAL INFORMATION: FIRST QUARTER 2011

13

Gross Investment Activity


Acquisition Volume by Year
in Millions
$900
$800
$700
$600
$500
$400
$300
$200
$100
$-
$408
$558
$494
$806
$36
2007
2008
2009
2010
2011 YTD
Q4
Q3
Q2
Q1


Portfolio Assets based on Purchase Price
in Millions
$2,500
$2,000
$1,500
$1,000
$500
$-
$49
$524
$1,003
$1,606
$2,303
1Q07
1Q08
1Q09
1Q10
1Q11


Growth in Annualized Base Rent
in Millions
$250.0
$200.0
$150.0
$100.0
$50.0
$-
$2.0
$46
$90
$140
$204
1Q07
1Q08
1Q09
1Q10
1Q11

Investment Activity – Last Twelve Months (through March 31, 2011)

	Gross Leasable Area	$ Investment based on Purchase Price
Q2 2010	490,000	$ 106,219,000
Q3 2010	376,000	89,806,000
Q4 2010	1,976,000	464,133,000
Q1 2011	188,000	36,314,000
Total last twelve months*	3,030,000	$ 696,472,000

*On June 10, 2011, we entered into a purchase and sale agreement to acquire two Class A, three-story, multi-tenant medical office buildings and a two-level parking structure located in Phoenix, Arizona for approximately $32.75 million. The closing of the acquisition is subject to the satisfaction of a number of conditions.

HTA Healthcare Trust of America, Inc.

SUPPLEMENTAL FINANCIAL INFORMATION: FIRST QUARTER 2011

Condensed Consolidated Statements of Operations For the Three Months Ended March 31, 2011 and 2010 (Unaudited) Three months ended March 31, 2011 2010 Revenues: Rental income $68,413,000 $42,309,000 Interest income from mortgage notes receivable and other income  1,649,000   2,639,000 Total revenues  70,062,000   44,948,000 Expenses:       Rental expenses  23,772,000   14,585,000 General and administrative expenses  7,308,000   3,605,000 Acquisition expenses  1,062,000   3,224,000 Depreciation and amortization  26,750,000   17,006,000 Total expenses  58,892,000   38,420,000 Income (loss) before other income (expense)  11,170,000   6,528,000 Other income (expense):       Interest expense (including amortization of deferred financing costs and debt discount):       Interest expense related to mortgage loans payable, credit facility, and derivative financial instruments  (10,346,000)  (8,876,000) Net gain on change in fair value of derivative financial instruments  504,000   1,561,000 Interest and dividend income  118,000   16,000 Income (loss) from continuing operations  1,446,000  (771,000)       Discontinued operations:       Income (loss) from discontinued operations  744,000   289,000 Net income (loss)  2,190,000  (482,000) Less: Net (income) loss attributable to noncontrolling interest of limited partners  (40,000)  (64,000) Net income (loss) attributable to controlling interest  2,150,000  (546,000) Net income (loss) per share attributable to controlling interest on distributed and undistributed earnings — basic and diluted:       Continuing operations $0.01 $(0.00) Discontinued operations $0.00 $(0.00) Net income (loss) per share attributable to controlling interest $0.01 $(0.00)         Weighted average number of shares outstanding       — basic  214,797,450   145,335,661 — diluted  214,996,502   145,335,661         Additional financial information       Normalized capital expenditures, tenant improvements, lease commissions  7,014,000   14,579,000 Straight-line rent revenues  3,804,000   2,256,000 SUPPLEMENTAL FINANCIAL INFORMATION: FIRST QUARTER 2011

Condensed Consolidated Balance Sheets As of March 31, 2011 and December 31, 2010 (Unaudited) March 31, 2011December 31, 2010 ASSETS Real estate investments, net: Operating properties, net $ 1,786,767,000 $ 1,772,923,000 Properties classified as held for sale, net 24,540,000 24,540,000 Total real estate investments, net 1,811,307,000 1,797,463,000 Real estate notes receivable, net 57,677,000 57,091,000 Cash and cash equivalents 207,405,000 29,270,000 Accounts and other receivables, net 15,221,000 16,385,000 Restricted cash and escrow deposits 25,370,000 26,679,000 Identified intangible assets, net 298,330,000 300,587,000 Non-real estate assets of properties held for sale 3,768,000 3,768,000 Other assets, net 44,992,000 40,552,000   Total assets $ 2,464,070,000 $ 2,271,795,000 LIABILITIES AND EQUITY Liabilities: Mortgage and secured term loans payable, net $ 728,101,000 $ 699,526,000 Outstanding balance on unsecured revolving credit facility — 7,000,000 Accounts payable and accrued liabilities 44,555,000 43,033,000 Derivative financial instruments — interest rate swaps 1,211,000 1,527,000 Security deposits, prepaid rent and other liabilities 16,498,000 16,168,000 Identified intangible liabilities, net 12,742,000 13,059,000 Liabilities of properties held for sale 369,000 369,000 Total liabilities 803,476,000 780,682,000 Commitments and contingencies Redeemable noncontrolling interest of limited partners 3,889,000 3,867,000 Equity: Stockholders’ equity: Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding — — Common stock, $0.01 par value; 1,000,000,000 shares authorized; 225,679,179 and 202,643,705 shares issued and outstanding as of March 31, 2011 and December 31, 2010, respectively 2,251,000 2,026,000 Additional paid-in capital 2,001,028,000 1,795,413,000 Accumulated deficit   (346,574,000)   (310,193,000) Total stockholders’ equity 1,656,705,000 1,487,246,000 Total liabilities and equity $ 2,464,070,000 $ 2,271,795,000 SUPPLEMENTAL FINANCIAL INFORMATION: FIRST QUARTER 2011

Consolidated Funds from Operations, Modified Funds from Operations, Normalized Funds from Operations and Adjusted Funds from Operations Three months ended March 31, 2011 2010 Net income (loss) $ 2,190,000 $ (482,000) Add: Depreciation and amortization — consolidated properties 26,750,000 17,311,000 Less: Net income attributable to noncontrolling interest of limited partners   (40,000)   (64,000) Depreciation and amortization related to noncontrolling interests   (64,000)   (51,000) FFO attributable to controlling interest 28,836,000 16,714,000 FFO per share — basic and diluted 0.13 0.12 Add: Acquisition-related expenses 1,062,000 3,224,000 Transition-related charges — 195,000 MFFO attributable to controlling interest 29,898,000 20,133,000 MFFO per share — basic and diluted 0.14 0.14 Less: Termination fee revenue   (1,307,000) — Net gain on change in fair value of derivative financial instruments   (504,000)   (1,561,000) Normalized FFO attributable to controlling interest 28,087,000 18,572,000 Normalized FFO per share — basic and diluted 0.13 0.13 MFFO attributable to controlling interest 29,898,000 20,133,000 Add: Above/Below market lease revenue (FAS 141) 501,000 158,000 Stock compensation 897,000 156,000 Less: Amortization of above/below market ground rent   (27,000) 0 Net gain on change in fair value of derivative financial instruments   (504,000)   (1,561,000) Effect of straight-line rents   (2,090,000)   (2,256,000) Normalized capital expenditures, tenant improvements, lease commissions   (7,014,000)   (14,579,000) AFFO attributable to controlling interest 21,661,000 2,051,000 AFFO per share — basic and diluted 0.10 0.01 Weighted average common shares outstanding — basic 214,797,450 145,335,661 Weighted average common shares outstanding — diluted 214,996,502 145,335,661 SUPPLEMENTAL FINANCIAL INFORMATION: FIRST QUARTER 2011

Reconciliation of Net Income to Net Operating Income, EBITDA and Debt Ratios The following is the reconciliation of NOI (Cash) to net income (loss), EBITDA to net income (loss) and net debt to EBITDA ratio generated from our total portfolio of properties (including both our operating properties and those classified as held for sale) for the three months ended March 31, 2011 and 2010: NOI (Cash) Three months ended March 31, 2011 2010 Net income (loss) $ 2,190,000 $ (482,000) Add: General and administrative expense 7,308,000 3,605,000 Acquisition-related expenses 1,062,000 3,224,000 Depreciation and amortization — consolidated properties 26,750,000 17,311,000 Interest expense and net gain on derivative financial instruments 9,842,000 7,440,000 Less: Interest and dividend income   (118,000)   (16,000)       Net operating income 47,034,000 31,082,000   Add: Above/Below market lease revenue (FAS 141) 501,000 158,000 Less: Amortization of above/below market ground rent   (27,000) — Effect of straight-line rents   (2,090,000)   (2,256,000)       Net operating income (Cash) $ 45,418,000 $ 28,983,000   Net Income to EBITDA Reconciliation Three months ended March 31, 2011 2010 Net income (loss) $ 2,190,000 $ (482,000) Add: Depreciation and amortization — consolidated properties 26,750,000 17,311,000 Interest expense and net gain on derivative financial instruments 9,842,000 7,440,000 Less: Interest and dividend income   (118,000)   (16,000)       EBITDA $ 38,664,000 $ 24,253,000   Net Debt to EBITDA Total debt $ 728,101,000 $ 533,339,000 Less: cash and cash equivalents   (207,405,000)   (128,404,000)       Net debt 520,696,000 404,935,000       EBITDA (annualized) $ 154,656,000 $ 97,012,000 Net debt to EBITDA ratio 3.37 x 4.17 x SUPPLEMENTAL FINANCIAL INFORMATION: FIRST QUARTER 2011

Covenant Requirements The following ratios are generated from our total portfolio of properties (including both our operating properties and those classified as held for sale) for the three months ended March 31, 2011 and 2010: Three months ended March 31, 2011 2010 Fixed Charge Coverage Ratio (1)   EBITDA $ 38,664,000 $ 24,253,000 Fixed charges Interest expense and net gain on derivative financial instruments 9,842,000 7,440,000 Scheduled principal payments 2,584,000 1,405,000 Amortization — financing fees 1,013,000 482,000       Total fixed charges 13,439,000 9,327,000       Fixed charge coverage ratio 2.88 x 2.60 x   Total Leverage Ratio (2)   Total assets $ 2,464,070,000 $ 1,728,997,000 Debt Secured indebtedness 728,101,000 533,339,000 Outstanding balance on unsecured revolving credit facility 0 0       Total indebtedness 728,101,000 533,339,000 Total debt ratio   29.5%   30.8 %   Distribution Coverage (3)   MFFO 29,898,000 20,133,000 Add: Stock compensation 897,000 156,000       Normalized FFO (as defined by credit agreement) 30,795,000 20,289,000       Distributions paid in cash 19,320,000 12,838,000 Total Coverage   160%   158%       (1) A comparable covenant in our unsecured line of credit arrangement is a minimum of 1.75x times.   (2) A comparable covenant in our unsecured line of credit arrangement is a maximum of 55%.   (3) A comparable covenant in our unsecured line of credit arrangement is 100% coverage of cash distributions by normalized FFO, defined as MFFO plus stock compensation. For the quarter ended March 31, 2011, we paid total distributions of $36,971,000, including $19,320,000 in cash and $17,651,000 in shares of our common stock pursuant to the DRIP. SUPPLEMENTAL FINANCIAL INFORMATION: FIRST QUARTER 2011

19

Schedule of Consolidated Debt

	March 31, 2011	December 31, 2010
Debt:		
Total fixed rate debt	$ 475,399,000	$ 470,815,000
Total variable rate debt	249,744,000	225,743,000
Total fixed and variable debt	725,143,000	696,558,000
Add: Net premium	2,958,000	2,968,000
Mortgage loans payable, net	$ 728,101,000	$ 699,526,000
Interest:		
Weighted average interest rate of fixed rate debt	6.02%	6.02%
Weighted average interest rate of variable rate debt	2.42%	2.72%

Debt Maturity Summary ($mm)



% in white font reflects debt maturing each year as a percentage of total debt as of 3/31/2011
% in red font reflects debt maturing each year as a percentage of total assets as of 3/31/2011
$180.0
$160.0
$140.0
$120.0
$100.0
$80.0
$60.0
$40.0
$20.0
$-
2011: $119.2* 4.8% 16.4%
2012: $48.7 2.0% 6.7%
2013: $153.4 6.2% 21.2%
2014: $50.1 2.0% 6.9%
2015: $80.6 3.3% 11.1%
2016: $105.5 4.3% 14.6%
2017: $100.1 4.1% 13.8%
2018+: $67.5 2.7% 9.3%

* Of this total amount outstanding at 3/31/2011, a loan balance of $58 million, or 8.0% of the total maturing debt balance, was paid off on May 3, 2011.

Note that debt maturity summary does not reflect available renewal options.

HTA Healthcare Trust of America, Inc.

SUPPLEMENTAL FINANCIAL INFORMATION: FIRST QUARTER 2011

20

Portfolio Summary

Portfolio by Building Type

Properties	Building Count	Investment based on Purchase Price	Total Revenue (TTM)	GLA	Occupancy
Medical Office Building	218	$ 1,807,516,000	$ 182,960,000	9,346,000	90%
Hospital	10	238,675,000	19,006,000	641,000	100%
Senior Care	9	91,600,000	10,341,000	580,000	100%
Office	5	109,900,000	9,453,000	540,000	100%
Mortgage Notes Receivable & Other	N/A	55,180,000	6,461,000	N/A	N/A
Grand Total	*242*	*2,302,871,000*	*228,221,000*	*11,107,000*	*91%*

Portfolio by Lease Type

Portfolio by Type	Building Count	Investment based on Purchase Price	Total Revenue (TTM)	GLA	Occupancy
Single-Tenant Buildings					
Triple Net (MOB)	54	$ 453,732,000	$ 46,301,000	2,136,000	100%
Gross Lease (MOB)	5	25,304,000	3,651,000	160,000	99%
Triple Net (Hospital)	10	238,675,000	19,006,000	641,000	100%
Triple Net (Sen Care)	9	91,600,000	10,341,000	580,000	100%
Triple Net /Gross Lease (Office)	4	70,900,000	7,112,000	312,000	100%
Single-Tenant subtotals	*82*	*880,211,000*	*86,411,000*	*3,829,000*	*100%*
Multi-Tenant Buildings					
Triple Net (MOB)	70	630,560,000	64,274,000	3,139,000	88%
Gross Lease (MOB)	89	697,920,000	68,734,000	3,911,000	85%
Gross Lease (Office)	1	39,000,000	2,341,000	228,000	100%
Multi-Tenant subtotals	*160*	*1,367,480,000*	*135,349,000*	*7,278,000*	*87%*
Other real estate-related assets					
Mortgage Notes Receivable & Other	N/A	55,180,000	6,461,000	N/A	N/A
TOTALS	*242*	*2,302,871,000*	*228,221,000*	*11,107,000*	*91%*

HTA Healthcare Trust of America, Inc.
SUPPLEMENTAL FINANCIAL INFORMATION: FIRST QUARTER 2011

21

Portfolio Summary, continued

Lease Maturity Summary – All Properties

		Expiring GLA (amounts in thousands)								
Total GLA	**Leased GLA**	**2011***	**2012**	**2013**	**2014**	**2015**	**2016**	**2017**	**2018**	**2019+**
11,107	10,153	529	812	959	863	836	909	710	586	3,949
% of total	91%	5%	7%	9%	8%	8%	8%	6%	5%	35%

* GLA expiring for the remainder of the year as of 3/31/2011

Year to Date Leasing Activity – All Properties

	GLA
Leased GLA December 31, 2010	9,950,000
Move outs, lease terminations, and expirations	(166,000)
Acquisitions	187,000
New leases and expansions	68,000
Lease renewals	114,000
Leased GLA March 31, 2011	**10,153,000**

Total Portfolio: Lease Structure (based on GLA)


Triple Net
Gross Leased
TTM Revenues
= $81,435,000
40%
60%
TTM Revenues =
$143,037,000

- The majority of our leases have a triple-net structure and are leased to tenants with high credit ratings. Under this lease type, the tenant typically pays a monthly base rent to the landlord, and any operating expenses are either paid directly to the service provider or fully reimbursed to the landlord. Triple-net leases usually are a more conservative lease structure, resulting in stable cash flows with less exposure to short-term fluctuations in the operating costs of the property.
- Under a gross lease, the tenant pays a pre-determined base rent. Included in that rent is either a portion of or all of the tenant's share of operating expenses, including property taxes, insurance and maintenance.

HTA Healthcare Trust of America, Inc.

SUPPLEMENTAL FINANCIAL INFORMATION: FIRST QUARTER 2011

22

Portfolio Summary, continued

Geographic Diversification

GLA by Region		Investment based on Acquisition Price	Building Count	Sum of GLA	GLA %	Leased %
MidWest	$	352,544,000	65	2,218,000	20.0%	82%
NorthEast		367,993,000	19	1,782,000	16.0%	98%
South		461,277,000	34	1,847,000	16.6%	96%
SouthEast		675,306,000	75	3,340,000	30.1%	94%
SouthWest		390,373,000	49	1,920,000	17.3%	87%
NorthWest		-	-	-	0.0%	0.0%
Grand Total	**$**	**2,247,493,000**	**242**	**11,107,000**	**100%**	**91%**

Leasing Activity: Our Third Party Providers

Property Management	Managed GLA as % of Total Portfolio
CB Richard Ellis	20.2%
Plaza Companies	11.2%
Hokanson	8.9%
BBL Management	6.8%
Transwestern	4.6%
PM Realty Group	4.4%
VERSA Property Management	2.2%
Madison Property Management	1.7%
Nath Companies	1.4%
Prime Property Management	1.4%
Health Connect Properties	1.3%
The Galesi Group	1.1%
CBRE | The Furman Co.	1.0%
RJ King & Associates	0.9%
Craig Davis Properties	0.8%
Cassidy Turley	0.6%
Columbus Capital Management	0.5%
Crossgate	0.5%
Rossetti Management & Realty	0.4%
Grand Total*	69.9%

*The remaining 31.1% of our portfolio is managed in-house by HTA.

HTA Healthcare Trust of America, Inc.

SUPPLEMENTAL FINANCIAL INFORMATION: FIRST QUARTER 2011

23

Medical Office Building Portfolio Summary

MOB Portfolio by Location

MOB Properties	Building Count	Investment based on Purchase Price	Total Revenue (TTM)	GLA	Occupancy
On-campus / Health System Aligned	199	$ 1,681,730,000	$168,035,000	8,815,000	90%
Off-campus	19	125,786,000	14,925,000	531,000	84%
Grand Total	*218*	*$ 1,807,516,000*	*$182,960,000*	*9,346,000*	*90%*

MOB Portfolio by Lease Type

MOB Properties by Lease Structure	Building Count	Investment based on Purchase Price	Total Revenue (TTM)	GLA	Occupancy
Single-Tenant Buildings					
Gross Lease	5	$ 25,304,000	$ 3,651,000	160,000	99%
Triple Net	54	453,732,000	46,301,000	2,136,000	100%
Single-Tenant subtotals	*59*	*479,036,000*	*49,952,000*	*2,296,000*	100%
Multi-Tenant Buildings					
Gross Lease	89	697,920,000	68,734,000	3,911,000	85%
Triple Net	70	630,560,000	64,274,000	3,139,000	88%
Multi-Tenant subtotals	*159*	*1,328,480,000*	*133,008,000*	*7,050,000*	87%
TOTALS	*218*	*$ 1,807,516,000*	*$ 182,960,000*	*9,346,000*	90%

Lease Maturity Summary – Medical Office Properties

		Expiring GLA (amounts in thousands)								
Total GLA	Leased GLA	2011*	2012	2013	2014	2015	2016	2017	2018	2019+
9,346	8,393	579	721	719	492	738	757	639	586	3,162
% of total	90%	6%	8%	8%	5%	8%	8%	7%	6%	34%

* GLA expiring for the remainder of the year as of 3/31/2011

HTA Healthcare Trust of America, Inc.

SUPPLEMENTAL FINANCIAL INFORMATION: FIRST QUARTER 2011

24

Healthcare System Relationships and Quality Tenants

Partnering with dominant healthcare providers. Our strong relationships with our hospital systems drive incremental demand for our MOB space, increased tenant retention rates and provide us with further investment opportunities. The national network of medical advisor relationships that we have established and maintained provides us with early market intelligence and the opportunity to acquire prior to full market awareness. Our hospital system relationships include: Greenville Hospital System, Ascension Health, UNC Health Care, Mary Black Health System, Holston Medical Group, REX Health (UNC Health Care), Piedmont HealthCare, St. Vincent Health System, WakeMed Health & Hospitals, Henry Medical Center, Wellmont Health System, Florida Orthopaedic Institute, The Woman's Hospital of Texas, Deaconess Health System, Catholic Healthcare West, Texas Children's Hospital, St. John's Mercy Health Care, St. Rose Dominican Hospitals, Texas Health Resources, Banner Health, Christus St. Vincent, Baylor Health Care System, Northwest Medical Center, Carondelet Health Network, Vanguard Health Systems, Community Health Systems, St. Joseph Medical Center, Indiana University Health, Allina Hospitals & Clinics, MountainStar Healthcare, Aurora Health Care, HealthEast Care System, Swedish Medical Center, St. Rita's Medical Center, Banner Good Samaritan Medical Center, Community Health Network, Kettering Health Network, MedStar Health, Franciscan Alliance, Nationwide Children's Hospital, National Institutes of Health, West Penn Allegheny Health System, St. Francis Hospital and Health Centers, Adventist Health System, St. Peter's Health Care Services, CDPHP, Gwinnett Medical Center, Catholic Health East, East Cooper Medical Center, Putnam Hospital Center, Hilton Head Regional Healthcare, Medical University of South Carolina Health and WellStar Health System.

Top Twenty Credit Rated Tenants	Location	Rating	Annualized Base Rent	% of Annualized Base Rent	Leased GLA	% of Leased GLA
Greenville Hospital System	Greenville, SC	A1 (Moody's)	$ 13,036,000	6.4%	762,000	7.5%
Select Med Corp	28 States	B (S&P)	9,789,000	4.8%	261,000	2.6%
Kindred Healthcare (KND)	46 States	B1 (Moody's)	7,419,000	3.6%	268,000	2.6%
Community Health Systems (CHS)	29 States	B1 (Moody's)	6,329,000	3.1%	304,000	3.0%
Aurora Health Care	Eastern Wisconsin	A (Fitch)	6,306,000	3.1%	315,000	3.1%
West Penn Allegheny Health System (WPAHS)	Western Pennsylvania	B2 (Moody's)	5,904,000	2.9%	266,000	2.6%
Indiana University Health	Indiana	A1 (Moody's)	5,421,000	2.7%	307,000	3.0%
Banner Health (AZ)	7 States	AA- (Fitch)	4,280,000	2.1%	213,000	2.1%
Hospital Corp of America (TN)	20 states and Great Britain	B1 (Moody's)	4,880,000	2.4%	228,000	2.2%
Deaconess Health	6 States	A+ (Fitch)	3,772,000	1.9%	261,000	2.6%
Sisters of Mercy Healthcare (MO)	AR, KS, LA, MO, OK, TX	Aa3 (Moody's)	3,512,000	1.7%	134,000	1.3%
Quest Diagnostics (NJ)	National	Baa2 (Moody's)	3,076,000	1.5%	118,000	1.2%
US Government	National	AAA (Moody's)	2,758,000	1.4%	113,000	1.1%
Wellmont Health System (TN)	TN, VA	BBB+ (Fitch)	2,581,000	1.3%	166,000	1.6%
Pfizer	National	AA- (Fitch)	2,261,000	1.1%	98,000	1.0%
United Health Group	National	A2 (Moody's)	2,154,000	1.1%	104,000	1.0%
Catholic Health Partners (OH)	KY, TN	A1 (Moody's)	2,006,000	1.0%	140,000	1.4%
UNC Health Care	NC	Aa3 (Moody's)	1,625,000	0.8%	68,000	0.7%
Texas Children's Hospital	TX	Aa2 (Moody's)	1,618,000	0.8%	58,000	0.6%
Health Quest Systems	NY	AA- (Fitch)	1,413,000	0.7%	52,000	0.5%
		Top Twenty Credit Rated Tenants Totals	$ 90,140,000	44.2%	4,236,000	41.7%
		Other Credit Rated Tenants Totals	$ 22,390,000	11.0%	1,091,000	10.7%
		Credit Rated Tenants Totals	$ 112,530,000	55.2%	5,327,000	52.5%
		Total as of 3/31/11	$ 203,867,000		10,153,000	

HTA Healthcare Trust of America, Inc.

SUPPLEMENTAL FINANCIAL INFORMATION: FIRST QUARTER 2011

Glossary/Definitions Acquisition-related expenses: Prior to 2009, acquisition-related expenses were capitalized and have historically been added back to FFO over time through depreciation; however, beginning in 2009, acquisition-related expenses related to business combinations are expensed. These acquisition-related expenses have been and will continue to be funded from the proceeds of our offerings and our debt and not from operations. We believe by excluding expensed acquisition-related expenses, MFFO provides useful supplemental information that is comparable for our real estate investments. Adjusted Funds from Operations (AFFO): AFFO is calculated by deducting from MFFO non-incremental capital expenditures, tenant improvements, leasing commissions, amortization of below market ground rent and adding back non-cash items including stock compensation expense and adjusting for gains/losses on change in fair value of derivative financial instruments, the effect of straight-line rents and above/below market lease revenues. AFFO should not be considered as an alternative to net income (loss) or to cash flows from operating activities and is not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs, including our ability to make distributions. AFFO should be reviewed in connection with other GAAP measurements. Annualized Base Rent: Based on contractual base rent from leases in effect as of the end of each year and does not reflect tenant concessions. Excludes notes receivable. Assets Held For Sale: Assets and liabilities of properties sold or to be sold are classified as held for sale, to the extent not sold, on the Company’s Condensed Consolidated Balance Sheets, and the results of operations of such properties are included in discontinued operations on the Company’s Condensed Consolidated Statements of Operations for all periods presented. Properties classified as held for sale at March 31, 2011 and December 31, 2010 include four buildings within our Senior Care 1 portfolio, which is a portfolio consisting of six total buildings located in various cities throughout Texas and California. Pursuant to a master lease agreement in effect at the time of our purchase of this portfolio, the lessee of the four buildings within the portfolio that are located in Texas was afforded the option to purchase these buildings at the June 30, 2011 anniversary of the first five years of the ten year lease term. On December 31, 2010, the lessee opened escrow with a deposit of 5% of the minimum repurchase price and provided us with timely notice, as required by the agreement, of its intent to exercise this option. As a result of these actions, in accordance with ASC 360-10-45-9, Property, Plant, and Equipment — Overall — Other Presentation Matters — Long Lived Assets Classified as Held for Sale, we determined that these four buildings met the criteria for held for sale designation as of December 31, 2010 and continue to meet such criteria as of March 31, 2011. We have therefore separately presented the assets and liabilities of these buildings on our interim condensed consolidated balance sheet. Capital Expenditures, Tenant Improvements, Leasing Commissions: Represents amounts paid in cash for 1) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, 2) second generation tenant improvements, and 3) leasing commissions paid to third party leasing agents to secure new tenants. Distribution Rate: Based on original share price of $10 per share. Distributions are aggregated and paid monthly. It is our intent to continue to pay distributions. However, the amount of distributions we pay to our stockholders is determined by our board of directors, at its discretion, SUPPLEMENTAL FINANCIAL INFORMATION: FIRST QUARTER 2011

and is dependent on a number of factors, including funds available for the payment of distributions, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code, as well as any liquidity alternative we may pursue in the future. Our board of directors may reduce its distribution rate and we cannot guarantee the amount of distributions paid in the future, if any. EBITDA: Earnings before interest, taxes, depreciation, and amortization. The real estate industry uses EBITDA, a non-GAAP financial measure, as a measure of both operating performance and liquidity. Financial Leverage: Total debt divided by gross real estate assets (based on acquisition price and includes two real estate notes receivable). Fixed Charges: Interest expense and net gain on derivative financial instruments, scheduled principal payments, and amortization — financing fees. We use fixed charges to measure our interest payments on outstanding debt for purposes of presenting fixed charge coverage. Funds from Operations: We define FFO, a non-GAAP measure, as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment write downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. FFO should not be considered as an alternative to net income (loss) or to cash flows from operating activities and is not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs, including our ability to make distributions. FFO should be reviewed in connection with other GAAP measurements. For more information on FFO, please see our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 as filed with the Securities and Exchange Commission. Gross Leasable Area (GLA): Gross leasable area (in square feet). Gross Lease: Full Service Gross (FSG): Under this type of lease, the tenant pays a pre-determined base rent and operating expenses are typically paid by the Landlord in year 1. In subsequent years, the tenant is responsible for their proportionate share of operating expense increases over the base year. Modified Gross (MG): Similar to a FSG lease, however the tenant pays a pre-determined base rent and some of the operating expenses are typically paid by the tenant instead of the Landlord (i.e. electrical or janitorial). Gross real estate assets: Based on acquisition price and includes two real estate notes receivable. Modified Funds from Operations: We use modified funds from operations, or MFFO, which excludes from FFO transition charges and acquisition-related expenses, to further evaluate how our portfolio might perform after our acquisition stage is complete and the sustainability of our dividend in the future. MFFO should not be considered as an alternative to net income (loss) or to cash flows from operating activities and is not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs, including our ability to make distributions. MFFO should be reviewed in connection with other GAAP measurements. SUPPLEMENTAL FINANCIAL INFORMATION: FIRST QUARTER 2011

Our calculation of MFFO may have limitations as an analytical tool because it reflects the costs unique to our transition to a self-management model, which may be different from that of other healthcare REITs. Additionally, MFFO reflects features of our ownership interests in our medical office buildings and healthcare-related facilities that are unique to us. Companies that are considered to be in our industry may not have similar ownership structures; and therefore those companies may not calculate MFFO in the same manner that we do, or at all, limiting its usefulness as a comparative measure. We compensate for these limitations by relying primarily on our GAAP and FFO results and using our MFFO as a supplemental measure. MFFO should be reviewed in connection with other GAAP measurements. For more information on MFFO, please see our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 as filed with the Securities and Exchange Commission. Mortgage Notes Receivable and Other: We have acquired two other real estate assets including five notes receivable for an aggregate purchase price of $52,135,000. These assets also include ground leases. Please refer to our Form 10-Q for the quarter ended March 31, 2011 as filed with the Securities and Exchange Commission for more information. Net Operating Income (NOI): NOI is a non-GAAP financial measure that is defined as net income (loss), computed in accordance with GAAP, generated from our total portfolio of properties (including both our operating properties and those classified as held for sale as of March 31, 2011) before interest expense, general and administrative expenses, depreciation, amortization, acquisition-related expenses, and interest and dividend income. We believe that NOI provides an accurate measure of the operating performance of our operating assets because NOI excludes certain items that are not associated with management of the properties. Additionally, we believe that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Net Operating Income (NOI) (Cash): NOI (Cash) is a non-GAAP financial measure that is defined as NOI excluding GAAP revenue items including straight line rent and adjustments recorded to reflect above and below market leases in accordance with FAS 141. We believe that NOI (Cash) provides an accurate measure of the operating performance of our operating assets because NOI (Cash) excludes certain items that are not associated with management of the properties. Additionally, we believe that NOI (Cash) is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term NOI (Cash) may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized Funds from Operations: Normalized FFO is calculated by deducting from MFFO termination fee revenue and adjusting for gains/losses on change in fair value of derivative financial instruments. Our internal definition of Normalized FFO differs from the definition per our unsecured line of credit agreement, defined as MFFO plus stock compensation. Normalized FFO should not be considered as an alternative to net income (loss) or to cash flows from operating activities and is not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs, including our ability to make distributions. Normalized FFO should be reviewed in connection with other GAAP measurements. SUPPLEMENTAL FINANCIAL INFORMATION: FIRST QUARTER 2011

Occupancy: Occupancy represents the percentage of total gross leasable area that is leased and occupied, including month-to-month leases, as of the date reported. Occupancy is based on leases in place and in effect. Off-Campus: A building or portfolio that is not located on or in close proximity to key hospital based-campuses and is not aligned with recognized healthcare systems. On-Campus / Health System Aligned: A building or portfolio that is either (1) located on or in close proximity to key hospital-based campuses or (2) aligned with recognized healthcare systems. Approximately 94% of our medical office portfolio includes buildings are considered to be on-campus or health system aligned. Total equity raised since inception: Excludes share issuance from Distribution Reinvestment Plan (DRIP) Total Revenue (TTM): Total revenue for the trailing twelve months Transition-related charges: FFO includes certain charges related to the cost of our transition to self-management. These items include, but are not limited to, additional legal expenses, system conversion costs (including updates to certain estimate development procedures) and non-recurring employment costs. Because MFFO excludes such costs, management believes MFFO provides useful supplemental information by focusing on the changes in our fundamental operations that will be comparable rather than on such transition charges. We do not believe such costs will recur now that our transition to a self-management infrastructure is complete. Triple Net (NNN): Under this lease, the tenant pays a monthly lump sum base rent as well as the property taxes, the property insurance, and the maintenance. SUPPLEMENTAL FINANCIAL INFORMATION: FIRST QUARTER 2011